UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2005

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On April 25, 2005, Pope & Talbot Ltd., a subsidiary of Pope & Talbot, Inc., completed its purchase of the assets of the Fort St. James sawmill from Canadian Forest Products Ltd., a subsidiary of Canfor Corporation, pursuant to the Asset Purchase Agreement dated December 22, 2004. The acquired assets include timber harvesting rights on lands owned by the Province of British Columbia providing an annual allowable cut of 640,000 cubic meters. The purchase price (including the estimated value of acquired inventory) consisted of a cash payment of approximately $37.5 million, subject to closing date working capital adjustments, and the assumption of approximately $3.2 million of liabilities, primarily reforestation obligations associated with the acquired timber harvesting rights. The cash paid in the acquisition was funded with borrowings under the Company’s credit facilities with The Toronto-Dominion Bank, Bank of Montreal, The Bank of Nova Scotia, Canadian Western Bank, HSBC Bank Canada and Caisse Centrale Desjardins.

The Fort St. James sawmill is located in the northern interior of British Columbia and has an annual capacity of 250 million board feet of spruce, pine, fir (“SPF”) lumber production. The geographic location of the sawmill diversifies the Company’s resource base and the associated timber tenures significantly increase the Company’s timber base.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 25, 2005, as discussed above, the Company borrowed approximately $37.5 million under its Canadian bank credit facilities to fund the cash purchase price for the Fort St. James sawmill. The Canadian bank credit facilities mature on July 31, 2005 and, unless renewed, convert into two term loans, one with a one-year term and the other with a two-year term, at that time.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Audited Balance Sheets of the acquired business as of December 31, 2004 and 2003, and related audited Statements of Operations and Cash Flows of the acquired business for the years ended December 31, 2004, 2003 and 2002.

Unaudited Balance Sheet of the acquired business as of March 31, 2005, and related unaudited Statements of Operations and Cash Flows of the acquired business for the three months ended March 31, 2005 and 2004.

The foregoing financial statements are not included in this Form 8-K and will be filed by amendment to this Form 8-K no later than July 11, 2005.

(b)	Pro Forma Financial Information

Pro forma Balance Sheet as of March 31, 2005 and pro forma Statements of Operations for the three months ended March 31, 2005 and the year ended December 31, 2004.

The foregoing pro forma financial information is not included in this Form 8-K and will be filed by amendment to this Form 8-K no later than July 11, 2005.

(c)	Exhibits

2.1	Asset Purchase Agreement dated December 22, 2004 between Canadian Forest Products Ltd. and Pope & Talbot Ltd. (Incorporated herein by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on December 28, 2004 (SEC File No. 1-7852)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 26, 2005.

POPE & TALBOT, INC.
Registrant

By	/s/ Richard K. Atkinson
Name:	Richard K. Atkinson
Title:	Vice President and Chief Financial Officer